Exhibit 99.1
Penumbra, Inc. Reports First Quarter 2025 Financial Results

ALAMEDA, Calif., April 23, 2025 /PRNewswire/ -- Penumbra, Inc. (NYSE: PEN), the world’s leading thrombectomy company, today reported financial results for the first quarter ended March 31, 2025.
•Revenue of $324.1 million in the first quarter of 2025, an increase of 16.3% or 16.9% in constant currency1, compared to the first quarter of 2024.
•U.S. Thrombectomy revenue of $187.9 million in the first quarter of 2025, an increase of 25.0% compared to the first quarter of 2024.
•Income from operations of $40.4 million or operating margin of 12.4% in the first quarter of 2025.
•Net income of $39.2 million and adjusted EBITDA1 of $59.6 million or net income margin of 12.1% and adjusted EBITDA margin1 of 18.4% in the first quarter of 2025.
First Quarter 2025 Financial Results
Total revenue increased to $324.1 million for the first quarter of 2025 compared to $278.7 million for the first quarter of 2024, an increase of 16.3%, or 16.9% in constant currency1. The United States represented 79.2% of total revenue and international represented 20.8% of total revenue for the first quarter of 2025. Revenue from the U.S. increased 22.5% while revenue from our international regions decreased 2.5%, or 0.1% in constant currency1. Revenue from sales of our global thrombectomy products grew to $226.5 million in the first quarter of 2025, an increase of 20.7%, or 21.2% in constant currency1 over the same period a year ago, driven primarily by the sales of our U.S. thrombectomy products which increased by 25.0% over the same period a year ago. Revenue from sales of our global embolization and access products grew to $97.6 million for the first quarter of 2025, an increase of 7.3%, or 8.1% in constant currency1 from the same period a year ago, driven primarily by our U.S. embolization and access products which increased by 16.2% from the same period a year ago.

Gross profit for the first quarter of 2025 was $215.9 million, or 66.6% of total revenue compared to $181.1 million, or 65.0% of total revenue, for the first quarter of 2024. The improvement in gross margin was primarily driven by favorable product mix across our regions and productivity improvements. Gross margin is impacted by product mix, regional mix, and production initiatives to support demand and create future efficiencies. As such, with favorable product mix, improvement in productivity, and by leveraging our fixed costs on higher volume of new product sales during the year, our gross margin may be positively impacted in the future.

Total operating expenses and non-GAAP operating expenses were $175.5 million, or 54.2% of total revenue for the first quarter of 2025. This compares to total operating expenses of $169.0 million, or 60.7% of total revenue for the first quarter of 2024, which included $4.8 million in non-recurring litigation related expenses and a $2.4 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition. Excluding the charges noted above, total non-GAAP operating expenses1 were $161.8 million, or 58.1% of total revenue for the first quarter of 2024. R&D expenses were $22.1 million for the first quarter of 2025, compared to $24.6 million for the first quarter of 2024. SG&A expenses were $153.5 million for the first quarter of 2025, compared to $144.4 million for the first quarter of 2024.

Income from operations and non-GAAP income from operations was $40.4 million for the first quarter of 2025, compared to income from operations of $12.1 million for the first quarter of 2024. Excluding $4.8 million in non-recurring litigation related expenses and a $2.4 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, non-GAAP income from operations1 was $19.3 million for the first quarter of 2024.

Full Year 2025 Financial Outlook
The Company reiterates guidance for total revenue for 2025 to be in the range of $1,340 million to $1,360 million. The Company is increasing guidance for the U.S. Thrombectomy franchise growth to 20% to 21% year over year from 19% to 20% previously. The Company reiterates guidance for gross margin expansion of at least 100 basis points in 2025, to more than 67% for the full year, and operating margin expansion to a range of 13% to 14% of revenue for full year 2025.

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the first quarter 2025 financial results after market close on Wednesday, April 23, 2025 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (888) 596-4144 (conference id: 6572573), or the webcast can be accessed on the “Events and Presentations” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for at least two weeks following the completion of the call.
About Penumbra
Penumbra, Inc., the world’s leading thrombectomy company, is focused on developing the most innovative technologies for challenging medical conditions such as ischemic stroke, venous thromboembolism such as pulmonary embolism, and acute limb ischemia. Our broad portfolio, which includes computer assisted vacuum thrombectomy (CAVT), centers on removing blood clots from head-to-toe with speed, safety and simplicity. By pioneering these innovations, we support healthcare providers, hospitals and clinics in more than 100 countries, working to improve patient outcomes and quality of life. For more information, visit www.penumbrainc.com and connect on Instagram, LinkedIn, and X.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) constant currency, b) non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted earnings per share (“EPS”) and c) adjusted EBITDA and adjusted EBITDA margin.

Constant Currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted EPS. The adjustments to the GAAP financial measures reflect the exclusion of:

•the effect of the amortization of finite lived intangible assets acquired in connection with the Sixense acquisition over their estimated useful lives;
•the excess tax benefits associated with share-based compensation arrangements; and
•non-recurring litigation related expenses.

Adjusted EBITDA and adjusted EBITDA margin. The Company's adjusted EBITDA reflects the exclusion from GAAP net income of:

•non-cash operating charges such as stock-based compensation and depreciation and amortization;
•non-operating items such as interest income, interest expense, and provision for (benefit from) income taxes; and
•non-recurring litigation related expenses.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, the excess tax benefits associated with share-based compensation arrangements, and expenses related to certain litigation matters that we have determined are not a normal or recurring part of our business, including settlement costs and legal fees. Further, we consider adjusted EBITDA and adjusted EBITDA margin useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding non-cash operating charges such as stock-based compensation and depreciation and amortization, non-operating items such as interest income, interest expense, and provision for (benefit from) income taxes and non-recurring litigation related expenses.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory or other assets; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 18, 2025. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$376,054	$324,404
Marketable investments	2,794	15,727
Accounts receivable, net	167,981	167,668
Inventories	415,863	406,737
Prepaid expenses and other current assets	37,017	36,589
Total current assets	999,709	951,125
Property and equipment, net	72,465	62,641
Operating lease right-of-use assets	175,331	177,787
Finance lease right-of-use assets	27,126	28,018
Intangible assets, net	6,469	6,513
Goodwill	166,123	165,826
Deferred taxes	102,355	100,332
Other non-current assets	43,729	40,939
Total assets	$1,593,307	$1,533,181
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$31,153	$31,326
Accrued liabilities	112,675	112,429
Current operating lease liabilities	12,510	12,221
Current finance lease liabilities	2,292	2,369
Total current liabilities	158,630	158,345
Non-current operating lease liabilities	184,652	187,068
Non-current finance lease liabilities	21,201	21,731
Other non-current liabilities	15,942	15,106
Total liabilities	380,425	382,250
Stockholders’ equity:
Common stock	39	38
Additional paid-in capital	1,116,746	1,096,732
Accumulated other comprehensive loss	(3,130)	(5,843)
Retained earnings	99,227	60,004
Total stockholders’ equity	1,212,882	1,150,931
Total liabilities and stockholders’ equity	$1,593,307	$1,533,181

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue	$324,140	$278,655
Cost of revenue	108,257	97,516
Gross profit	215,883	181,139
Operating expenses:
Research and development	22,077	24,626
Sales, general and administrative	153,456	144,412
Total operating expenses	175,533	169,038
Income from operations	40,350	12,101
Interest and other income, net	3,508	2,525
Income before income taxes	43,858	14,626
Provision for income taxes	4,635	3,624
Net income	$39,223	$11,002

Net income per share:
Basic	$1.02	$0.28
Diluted	$1.00	$0.28
Weighted average shares outstanding:
Basic	38,562,191	38,717,334
Diluted	39,163,428	39,387,359

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Income from Operations to Non-GAAP Operating Expenses and Non-GAAP Income from Operations1
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
GAAP operating expenses	$175,533	$169,038
GAAP operating expenses includes the effect of the following items:
Non-recurring litigation related expenses	—	4,823
Amortization of finite lived intangible assets acquired	—	2,380
Non-GAAP operating expenses	$175,533	$161,835

GAAP income from operations	$40,350	$12,101
GAAP income from operations includes the effect of the following items:
Non-recurring litigation related expenses	—	4,823
Amortization of finite lived intangible assets acquired	—	2,380
Non-GAAP income from operations	$40,350	$19,304

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Penumbra, Inc.
Reconciliation of GAAP Net Income and GAAP Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31, 2025		Three Months Ended March 31, 2024
	Net income	Diluted EPS	Net income	Diluted EPS
GAAP net income	$39,223	$1.00	$11,002	$0.28
GAAP net income includes the effect of the following items:
Non-recurring litigation related expenses	—	—	4,823	0.12
Amortization of finite lived intangible assets acquired	—	—	2,380	0.06
Tax effects on the non-GAAP adjustments above[2]	—	—	(1,736)	(0.04)
Excess tax benefits related to stock compensation awards	(6,593)	(0.17)	(287)	(0.01)
Non-GAAP net income	$32,630	$0.83	$16,182	$0.41

GAAP diluted EPS		$1.00		$0.28
Non-GAAP diluted EPS		$0.83		$0.41

Weighted average shares outstanding used to compute:
GAAP diluted EPS	39,163,428		39,387,359
Non-GAAP diluted EPS	39,163,428		39,387,359

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2For the three months ended March 31, 2024, management used a combined federal and state tax rate of 24.10%, to compute the tax effect of non-GAAP adjustments.

Penumbra, Inc.
Reconciliation of GAAP Net Income and GAAP Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended March 31,
	2025	2024
GAAP net income	$39,223	$11,002
Adjustments to GAAP net income:
Depreciation and amortization expense	5,015	7,519
Interest income, net	(3,063)	(2,891)
Provision for income taxes	4,635	3,624
Stock-based compensation expense	13,785	13,569
Non-recurring litigation related expenses	—	4,823
Adjusted EBITDA	$59,595	$37,646

Revenue	$324,140	$278,655
Adjusted EBITDA	$59,595	$37,646
GAAP net income margin	12.1%	3.9%
Adjusted EBITDA margin	18.4%	13.5%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended March 31,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
United States	$256,860	$209,644	$47,216	22.5%	$—	$47,216	22.5%
International	67,280	69,011	(1,731)	(2.5)%	1,646	(85)	(0.1)%
Total	$324,140	$278,655	$45,485	16.3%	$1,646	$47,131	16.9%

Penumbra, Inc.
Reconciliation of Revenue Change by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended March 31,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
Thrombectomy	$226,544	$187,703	$38,841	20.7%	$916	$39,757	21.2%
Embolization and Access	97,596	90,952	6,644	7.3%	730	7,374	8.1%
Total	$324,140	$278,655	$45,485	16.3%	$1,646	$47,131	16.9%

Penumbra, Inc.
Reconciliation of Revenue Change by Product Categories and Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended March 31,		Reported Change		FX Impact	Constant Currency Change
	2025	2024	$	%	$	$	%
Thrombectomy
United States	$187,893	$150,284	$37,609	25.0%	$—	$37,609	25.0%
International	38,651	37,419	1,232	3.3%	916	2,148	5.7%
Total Thrombectomy	226,544	187,703	38,841	20.7%	916	39,757	21.2%
Embolization and Access
United States	68,967	59,360	9,607	16.2%	—	9,607	16.2%
International	28,629	31,592	(2,963)	(9.4)%	730	(2,233)	(7.1)%
Total Embolization and Access	97,596	90,952	6,644	7.3%	730	7,374	8.1%
Total	$324,140	$278,655	$45,485	16.3%	$1,646	$47,131	16.9%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Investor Relations
Penumbra, Inc.
investors@penumbrainc.com
Source: Penumbra, Inc.